--------------------------------------------------------------------------------
                           FORM N-4, ITEM 24(b)(10.1)
                          CONSENT OF INDENDENT AUDITORS
--------------------------------------------------------------------------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-4 for AUL American Individual Unit Trust of our report dated February 28, 2006, relating to the financial statements and financial highlights of AUL American Individual Unit Trust and our report dated March 17, 2006, related to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Indianapolis, Indiana
April 28, 2006